UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material under §240.14a-12

MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

Karen Seaberg Laidacker M. Seaberg Cloud L. Cray, Jr. Cray Family Management LLC Cray MGP Holdings LP John P. Bridendall M. Jeannine Strandjord
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 9, 2013, Karen Seaberg, Laidacker M. Seaberg, Cloud L. Cray, Jr., Cray Family Management LLC, Cray MGP Holdings LP, John P. Bridendall and M. Jeannine Strandjord (the “Participants”), who are soliciting proxies for the MGP Ingredients, Inc. (the “Company”) 2013 Annual Meeting of Stockholders, and any adjournments, postponements, continuations or rescheduling thereof (the “2013 Annual Meeting”), issued the following investor presentation.  In the case of Karen Seaberg and Cloud L. Cray, Jr., both are directors of the Company.

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO HOLDERS OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK ON OR ABOUT JULY 12, 2013.

Cray Group Meeting with Institutional Shareholder Services (ISS) Supplemental Materials August 9, 2013

Unlike most proxy contests where the insurgents are not currently represented on the Board, Karen Seaberg and Bud Cray were part of the MGP Board that participated in the development and approval of the current strategic plan The current plan has been unanimously endorsed by the entire Board We support execution of the Company's current strategic plan, but we believe a new CEO and a new Chairman of the Board are needed to successfully execute that plan. Company must continue its focus and accelerate its transition to high-margin, value-added products in both the alcohol and ingredients markets Proper execution of the plan under new leadership will allow achievement of profitable growth and increase in stock value Growth and increase in scale are essential to long-term success of the Company which needs to be achieved through a combination of organic growth, new capital infusion and external growth through acquisitions, joint ventures and strategic alliances Renewed focus on reducing costs and overhead and achieving efficiencies would create savings that could be redeployed to accelerate implementation of long—term strategy Our Plan and What This Proxy Contest is Really About 2

We do believe that new leadership is essential Existing leadership does not have the confidence of stockholders and of employees after more than five years of failure to perform New, independent voices on the Board will provide significant value John Bridendall has extensive industry and strategic planning experience that he will bring to the Board, which will allow the Board to better oversee the alcohol side of the business, develop and refine its long-term planning. He also has extensive contacts and relationships in the alcohol industry as well as deep acquisition experience, which will be of great assistance in building scale through acquisitions, joint ventures and strategic alliances. Jeannine Strandjord has extensive public board and financial experience, including experience in corporate restructuring and talent management, which will be extremely valuable as the Board oversees a national search for a new CEO, efficiently utilizes its financial resources to build scale, and focuses on turning around the Company’s business Newly constituted board with new leadership to undertake a national search for a new CEO Other executives of the Company can oversee execution of the strategic plan while an executive search is conducted to retain a new highly qualified and independent CEO. New Chairman of the Board is needed that will exercise authority even-handedly and embrace governance reform of the type we are proposing to improve accountability to stockholders. A proper tone-at-the-top with a positive corporate culture, together with a new CEO and new Board leadership, will energize and empower the other members of management and employees generally to exercise their judgment and initiative to deliver superior stockholder value. New Leadership, New Voices, New Results 3